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                                                                    Exhibit 10.2


                        ASSIGNMENT OF DEBT AND SECURITY


THIS ASSIGNMENT dated the 25th day of April, 2003.

B E T W E E N


                            CHELL GROUP CORPORATION,
             a corporation incorporated under the laws of New York
                                (the "Assignor")
                                      and

                               DVOD NETWORKS INC.

                                (the "Assignee")

                                     -and-

                       GALAVU ENTERTAINMENT NETWORK INC.
                              (the "Corporation")


         WHEREAS the Corporation is indebted to the Assignor for shareholder and other advances totaling One Million, Seven Thousand, Seven Hundred and Eighty Dollars (CDN $1,007,780.00) at April 24, 2003 (the "Indebtedness");

         AND WHEREAS as security for the indebtedness the Corporation granted to the Assignor a security interest in all of the assets and undertaking of the Corporation by general security agreement dated as of January 7, 2002, a copy of which is attached hereto (the "GSA")

         AND WHEREAS in exchange for the Assignor assigning the right, title and interest held by it in the Indebtedness and acknowledging that the Corporation has no further indebtedness to the Assignor, the Assignee will pay to the Assignor the sum of One Dollar (CDN $1.00);

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payment by the Assignee to the Assignor of the sum of One Dollar (CDN $1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Assignment of Indebtedness. In consideration of the sum of One Dollar (CDN $1.00) (the "Purchase Price"), the Assignor hereby sells, assigns, transfers and sets over unto the Assignee on and as of the date hereof, all of the Assignor's right, title and interest, in and to the Indebtedness and the GSA.

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                                      -2-


2. Representations of the Assignor. The Assignor represents and warrants to the Assignee and acknowledges that the Assignee is relying on such representations and warranties in entering into this Agreement and the transactions contemplated herein:

         (a) the Assignor has the right to convey its right, title and interest in and to the Indebtedness and the GSA;

         (b) the Assignor has not encumbered, assigned, released or discharged the Indebtedness and the GSA;

         (c) the attached documents evidencing the Indebtedness and the GSA are the only documents to which the Assignor and the Corporation are parties relating to such matters and the Assignor has not waived, amended or agreed to waive or amend any provisions in such documents;

         (d) the Assignor has caused to be registered its interest in the GSA; and

         (e) the Indebtedness remains outstanding and there has been no uncured default pursuant to the Indebtedness or the GSA.

3. Acknowledgement. The Assignor hereby acknowledges that subsequent to the assignment contemplated herein all debts and amounts owing to the Assignor by the Corporation shall have been paid in full and that the Assignor has no claim or security in respect thereto. The Assignor hereby releases the Corporation from any and all claims, liabilities, or contracts it may have with the Corporation.

4. Governing Law. This Agreement and any of the agreements required to be executed pursuant to the provisions of this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and of Canada applicable thereto and the parties submit to the jurisdiction of the courts of the Province of Ontario.

5. Further Assurances. The parties covenant and agree to execute such further and other documents (including PPSA financing statements) and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

7. Enurement This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns, provided that the rights of any party hereto may not be assigned without the prior written consent of all other parties hereto.

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                                      -3-


8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction be ineffective to the extent such prohibition and will severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement of affecting the validity or enforceability of such provisions in any other jurisdiction provided, however, that the substance of the Agreement remains materially unaffected.

9. Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.


                                             CHELL GROUP CORPORATION


                                             Per:  /s/ Stephen McDermott
                                                   -----------------------------
                                                   Name:  Stephen McDermott
                                                   Title: CEO & Chairman


                                             DVOD NETWORKS INC.


                                             Per:  /s/ Brad Schroeder
                                                   -----------------------------
                                                   Name:  Brad Schroeder
                                                   Title:


                                             GALAVU ENTERTAINMENT NETWORK INC.


                                             Per:  /s/ Stephen McDermott
                                                   -----------------------------
                                                   Name:  Stephen McDermott
                                                   Title: Director